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                                                                    EXHIBIT 23.1

PricewaterhouseCoopers

                                        PricewaterhouseCoopers LLP
                                        1301 Avenue of the Americas
                                        New York NY 10019-6013
                                        Telephone (212) 259 1000
                                        Facsimile (212) 259 1301

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Viacom Inc. of our report dated February 8, 1999, except for the first paragraph of Note 2, which is as of February 25, 1999, relating to the financial statements and financial statement schedule appearing in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP

New York, New York

November 10, 1999